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                               QUIDEL CORPORATION

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "AGREEMENT") is made effective as of August 13, 2001 (the "GRANT DATE"), by and between QUIDEL CORPORATION, a Delaware corporation (the "COMPANY"), and S. WAYNE KAY ("OPTIONEE").

         A. Concurrent with the execution and delivery of this Agreement, the Company and Optionee have entered into that certain Amendment #1 to Employment Agreement pertaining to Optionee's appointment to the office of Chief Executive Officer.

         B. As a part of Optionee's appointment, and effective the Grant Date, the Company has granted to Optionee, pursuant to the Company's 2001 Equity Incentive Plan (the "PLAN"), a nonstatutory stock option (the "OPTION") to purchase shares of the common stock of the Company (the "COMMON STOCK") on the terms and conditions set forth herein. This Agreement is intended to memorialize the terms and conditions upon which the Committee granted the Option to Optionee.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

         1. GRANT OF OPTION. Optionee may, at Optionee's election and upon the terms and conditions set forth herein, purchase all or any part of an aggregate of 125,000 shares of Common Stock (the "OPTIONED SHARES") at the price per share equal to $5.20 (the "OPTION PRICE"). The Option Price equals the closing price of the Common Stock on the trading day immediately preceding the Grant Date.

         2.       VESTING SCHEDULE.

                  The Option shall vest and become exercisable cumulatively as to 31,250 of the Optioned Shares on the first anniversary of the Grant Date. The balance of the Optioned Shares shall vest at the rate of 8-1/3% (i.e., 7,812.50 shares) for each full calendar quarter following the first anniversary of the Grant Date.

         3.       EXERCISE OF OPTION.

                  (a) EXTENT OF EXERCISE. The Option may be exercised at the time or after installments vest as specified in Section 2 with respect to all or part of the Optioned Shares covered by such vested installments, subject to the further restrictions contained in this Agreement. In the event that Optionee exercises the Option for less than the full number of Optioned Shares included within a vested installment, Optionee shall be entitled to exercise the Option (in one or more subsequent increments) for the balance of the Optioned Shares included in said vested installment; PROVIDED, HOWEVER, that in no event shall Optionee be entitled to


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exercise the Option for fractional shares of Common Stock or for a number of shares exceeding the maximum number of Optioned Shares.

                  (b) PROCEDURE. The Option shall be deemed to be exercised when the Secretary of the Company receives written notice of exercise from or on behalf of Optionee, together with payment of the Option Price and any amounts required under Section 3(c). The Option Price shall be payable upon exercise in
(i) legal tender of the United States; (ii) capital stock of the Company delivered in transfer to the Company by or on behalf of Optionee, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if required by the Company (valued at fair market value as of the exercise date); or (iii) such other consideration as the Company may deem acceptable in any particular instance; PROVIDED, HOWEVER, that the Company may, in its discretion, (x) allow exercise of the Option in a broker-assisted or similar transaction in which the Option Price is not received by the Company until promptly after exercise, and/or (y) loan the Option Price to Optionee, if the exercise will be followed by a prompt sale of some or all of the Optioned Shares and a portion of the sales proceeds is dedicated to full payment of the Option Price and amounts required pursuant to Section 3(c).

                  (c) WITHHOLDING TAXES. Whenever shares of Common Stock are to be issued upon exercise of the Option, the Company shall have the right to require Optionee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to such issuance. The Company may, in its discretion, allow satisfaction of tax withholding requirements by accepting delivery of Common Stock.

         4. TERM OF OPTION AND EFFECT OF TERMINATION. No portion of the Option shall vest after termination of Optionee's employment, regardless of the reason for such termination. In the event that Optionee shall cease to be an employee of the Company, the Option shall be exercisable, to the extent already exercisable at the date Optionee ceases to be an employee and regardless of the reason Optionee ceases to be an employee, for a period of 365 days after that date, and shall then expire and terminate. In the event of the death of Optionee while he is an employee of the Company or within the period after termination of such status during which he is permitted to exercise the Option, the Option may be exercised by any person or persons designated by Optionee on a beneficiary designation form adopted by the administrator for such purpose or, if there is no effective beneficiary designation form on file with the Company, by the executors or administrators of Optionee's estate or by any person or persons who shall have acquired the Option directly from Optionee by his will or the applicable laws of descent and distribution. Unless earlier terminated as provided in this Section, the Option shall automatically expire and terminate, and thereby become unexercisable, on the tenth (10th) anniversary of the Grant Date.

         5. ANTI-DILUTION ADJUSTMENTS. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon authorization of the Board or the Committee an appropriate and proportionate adjustment shall be made in the number or kind of Optioned Shares and the Option Price; PROVIDED, HOWEVER, that no such adjustment need be made if, upon


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the advice of counsel, the Board or the Committee determines that such adjustment may result in the receipt of federally taxable income to Optionee, to holders of other derivative securities of the Company or holders of Common Stock or other classes of the Company's securities.

         6.       CHANGE IN CONTROL.

         (a) ACCELERATION OF VESTING. If a Change in Control (as defined below) of the Company occurs, then notwithstanding the vesting provisions of
Section 2 or anything else herein to the contrary, all Optioned Shares shall automatically vest and become exercisable immediately prior to such Change in Control, if Optionee is an employee of the Company at that time or immediately prior thereto. For purposes of this Agreement, a "Change in Control" means the following and shall be deemed to occur if any of the following events occurs:

                  (i)      Any person, entity or group, within the meaning of
Section 13(d) or 14(d) of the Exchange Act, but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a "Person"), becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

                  (ii) Individuals who, as of the Grant Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual who becomes a director after the Grant Date whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's stockholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

                  (iii) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

                           (A) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first


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         acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

                           (B) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

                  (iv) Approval by the stockholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

         (b) PROVISION FOR OPTION UPON CHANGE IN CONTROL. As of the effective time and date of any Change in Control, this Agreement and the Option will automatically terminate unless: (a) provision is made in writing in connection with such transaction for the continuance of this Agreement and the Option and for the assumption of this Agreement and the Option, or for the substitution for such Option of new awards covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event this Agreement and the Option will continue or be replaced, as the case may be, in the manner and under the terms so provided; or (b) the Board otherwise provides in writing for such adjustments as it deems appropriate in the terms and conditions of the Option, including, without limitation, providing for the cancellation of the Option and its automatic conversion into the right to receive the securities, cash or other consideration that Optionee would have been entitled to receive upon consummation of such Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this SECTION 6 (b), this Agreement and the Option terminate by reason of the occurrence of a Change in Control without provision for any of the action(s) described in clause (a) or (b) hereof, then Optionee will have the right, at such time prior to the consummation of the Change in Control as the Board designates, to exercise or receive the full benefit of the Option to the full extent not theretofore exercised.

         7. DELIVERY OF CERTIFICATES. As soon as practicable after any proper exercise of the Option in accordance with the provisions of this Agreement, the Company shall deliver to Optionee at the main office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates representing such shares of Common Stock to which Optionee is entitled upon exercise of the Option.

         8. NO RIGHTS IN SHARES BEFORE ISSUANCE AND DELIVERY. Neither Optionee, his estate nor his transferees by will or the laws of descent and distribution shall be, or have any rights or privileges of, a stockholder of the Company with respect to any shares issuable upon exercise of the Option, unless and until certificates representing such shares shall have been issued and delivered. No adjustment will be made for a dividend or their rights where the record date is prior to the date such stock certificates are issued.


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         9.       NONASSIGNABILITY. The Option is not assignable or transferable by Optionee except by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order, or, in the discretion of the Company and under circumstances that would not adversely affect the interests of the Company, pursuant to a nominal transfer that does not result in a change in beneficial ownership, or as otherwise permitted by rule or interpretation of the Securities and Exchange Commission or its staff as an exception to the general proscription on transfer of derivative securities set forth in Rule 16b-3 (or any successor rule) under the Exchange Act or interpretation thereof. In addition, during Optionee's lifetime the Option (as a whole or in part) may also be transferred to one or more members of Optionee's immediate family, or a partnership whose members include only Optionee and/or members of Optionee's immediate family, or a trust for the benefit of only Optionee and/or members of Optionee's family. Any permitted transfer of the Option shall not prevent or otherwise modify termination of the Option and its vesting following Optionee's termination of employment (as provided in Section 3 above) or in connection with a Change in Control (as provided in Section 4 above). In addition, the Option shall terminate immediately if and to the extent it has been transferred to a partnership or trust as permitted above and any person who is not a member of Optionee's immediate family becomes a member of such partnership or a beneficiary of such trust. As used herein, Optionee's immediate family includes only Optionee's spouse, parents or other ancestors, and children and other direct descendants of Optionee or of Optionee's spouse (including such ancestors and descendants by adoption). During the lifetime of Optionee, the Option shall be exercisable only by Optionee (or Optionee's permitted transferee(s)) or his or their guardian or legal representative.

         10. CERTAIN REPRESENTATIONS AND WARRANTIES. Optionee expressly acknowledges, represents and agrees as follows:

                  (a) If Optionee proposes to transfer all or any part of the Option or the Optioned Shares or uses Common Stock of the Company to pay the Option Price, Optionee has been advised to consult with a competent tax advisor regarding the applicable tax consequences prior to making such transfer or utilizing such Common Stock to exercise the Option; and

                  (b) If Optionee is (as expected) a person subject to the provisions of Section 16 of the Exchange Act, Optionee has been advised to consult with a competent federal securities law advisor as to the reporting obligations and potential liability for profits under said Section 16 with respect to the granting, exercise and transfer of the Option.

         11. NO EMPLOYMENT RIGHTS OR OBLIGATIONS. Nothing in the Plan or in this Agreement shall be construed to create or imply any contract of employment between the Company and Optionee. Nothing in the Plan or in this Agreement shall confer upon Optionee any right to continue in the employ of the Company or confer upon the Company any right to require continued employment by Optionee. Optionee acknowledges and agrees that the employment of Optionee by the Company is expressly at the will of the Company, and the Company may terminate Optionee's employment by the Company at any time for any reason or for no reason. Similarly, Optionee may terminate his employment with the Company at any time for any reason or for no reason. Any questions as to whether and when there has been a termination of Optionee's employment, the reason (if any) for such termination, and/or the


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consequences thereof under the terms of the Plan, shall be determined by the
Board in its sole discretion, and the Board's determination thereof shall be final, binding and conclusive.

         12. GOVERNING LAW. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice or laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

         13. AGREEMENT BINDING ON SUCCESSORS. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assigns of Optionee.

         14. NECESSARY ACTS. Optionee agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

         15. FUTURE OPTIONS. The parties acknowledge and agree that future stock options or equity incentive awards, if any, that may be granted by the Company to Optionee shall have such terms and conditions as shall be determined by the Board of Directors or Compensation Committee and may not, for example, have the automatic acceleration of vesting provisions or extended exercise periods as are provided for in this Agreement.

         IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement effective as of the Grant Date.

QUIDEL CORPORATION,                           S. WAYNE KAY
a Delaware corporation


By:                                           By:
       ------------------------------              -----------------------------
                                                   S. Wayne Kay
Title:
       -----------------------------


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         By her signature below, the spouse of Optionee, if Optionee is legally married as of the date of execution of this Agreement, acknowledges that she has read this Agreement and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement.


                                          Susan H. Kay
                                          --------------------------------------
                                          Spouse's Signature

                                          Susan H. Kay
                                          --------------------------------------
                                          Printed Name

                                          Dated:  August 13, 2001
                                                --------------------------------

         By his signature below, Optionee represents that he is not legally married as of the effective date of this Agreement.

                                               /s/ S. Wayne Kay
                                          --------------------------------------
                                          S. Wayne Kay

                                          Dated:
                                                --------------------------------



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